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                                                                    EXHIBIT 23.4

            CONSENT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  As independent certified public accountants, we hereby consent to the use of our reports and all references to our firm included in this registration statement.

                                          /s/ Boscia, Goldenberg & Company

Wayne, New Jersey
March 5, 1998